UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 1, 2005

                               CALPINE CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                        Commission File Number: 001-12079

                I.R.S. Employer Identification Number: 77-0212977

                           50 West San Fernando Street
                           San Jose, California 95113
                            Telephone: (408) 995-5115
          (Address of principal executive offices and telephone number)

           Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  8.01  -- OTHER EVENTS

     On  December  1, 2005,  the  Company  issued a press  release,  attached as
Exhibit 99.1 hereto.


ITEM 9.01 --  FINANCIAL STATEMENTS AND EXHIBITS

     (d) Exhibits.

          99.1 Press Release dated  December 1, 2005.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CALPINE CORPORATION

                                  By:  /s/ Charles B. Clark, Jr.
                                       -------------------------------------
                                       Charles B. Clark, Jr.
                                       Senior Vice President, Controller and
                                       Chief Accounting Officer

Date: December 1, 2005

                                  EXHIBIT INDEX




               Exhibit                Description
               -------   -------------------------------------
               99.1      Press release dated December 1, 2005

================================================================================


EXHIBIT 99.1

                                                                    NEWS RELEASE

Media Relations:                                             Investor Relations:
Katherine Potter, 408-792-1168                        Rick Barraza, 408-792-1125
kpotter@calpine.com                                         rbarraza@calpine.com

                                                      Karen Bunton, 408-792-1121
                                                             kbunton@calpine.com

          Calpine Provides Update Regarding Certain Litigation Matters

     (SAN JOSE, Calif.) /PR Newswire - First Call/ Dec. 1, 2005 - Calpine Corporation [NYSE:CPN] provided updates on the following litigation matters:

Natural Gas Sale Proceeds Litigation

     On November 30, 2005, Calpine filed with the Delaware Chancery Court a memorandum in response to the court's November 22, 2005 opinion in Calpine's suit regarding the disposition of the proceeds from Calpine's July 2005 sale of its natural gas assets (Opinion). In the Opinion, the court directed the parties to make submissions regarding an appropriate restorative remedy relating to the $313 million of sale proceeds released to Calpine by the collateral trustee. In the memorandum, Calpine informed the court that, given the delay of the second lien bondholders in asserting their rights, Calpine believes an appropriate remedy would be the restoration of $199 million, plus accrued interest at a rate of 3.5%, per annum to the collateral account or the use of that amount for reinvestment in qualifying designated assets or repurchase of secured debt. Calpine also requested that the court allow it a period of 90 days to restore the funds. Wilmington Trust Company, in its capacity as trustee for the second lien bondholders, requested that the court direct Calpine to restore $313 million in cash, plus interest at the Delaware statutory pre-judgment rate to the collateral account, within the later of (i) one week from the entry of the court's final judgment, and (ii) December 9, 2005.

     Recent developments affecting the company, including the Opinion, have undermined its ability to complete planned financial transactions to meet its cash-flow requirements. Regardless of how the Court rules in this case, there is a substantial risk that Calpine will not have sufficient cash to satisfy the restorative remedy ordered by the court and its ongoing debt service obligations and operating expenses. As a consequence, Calpine continues to evaluate its options, including the possibility of filing for bankruptcy.

Harbert Contingent Convertible Notes Litigation

     In a suit filed in the Supreme Court, New York County, State of New York, Harbert Convertible Arbitrage Master Fund, Ltd. and related entities (Harbert), holders of Calpine's 6% Contingent Convertible Notes due 2014 (Convertible Notes), joined by Wilmington Trust Company, the trustee under the Indenture for the Convertible Notes, acting on behalf of all holders of the Convertible Notes (Trustee), contend that Calpine breached an obligation under the Convertible Notes Indenture. Specifically, the plaintiffs allege that Calpine failed to engage the Bid Solicitation Agent to determine the trading price of the Convertible Notes after Harbert presented to Calpine what the plaintiffs assert was reasonable evidence that the Trading Price (as defined by the Convertible Notes Indenture) of the Notes was below 95% of parity in relation to the market price of Calpine's common stock.

     At a status conference on November 22, 2005, Calpine informed the court that it continues to believe that there had been no default under the Convertible Notes Indenture. However, in an effort to remove the uncertainty raised by the claims in the litigation and by a purported default notice based on the same assertions, Calpine has taken actions, which it believes have effected a cure of the alleged default. In this regard, at the request of Calpine, American Stock Transfer and Trust Company, the Bid Solicitation Agent for the Convertible Notes, determined in accordance with the Convertible Notes Indenture the Trading Price of the Convertible Notes at all of the relevant times cited by Harbert and another holder in their purported notice of default. Based on the Trading Prices determined by the Bid Solicitation Agent, Calpine has calculated that at all relevant times the relationship of the Trading Price of the Convertible Notes to the market price of Calpine's common stock was such that the Convertible Notes did not become convertible under the terms of the Convertible Notes Indenture.

     While Calpine believes that it has at all times been in full compliance with its obligations under the Convertible Notes Indenture, there is no assurance that Harbert and the Trustee will not continue to press their claim that Calpine has breached the Convertible Notes Indenture by failing to engage on a timely basis the Bid Solicitation Agent, including by contending that Calpine's cure of the alleged breach was ineffective. If it is determined that Calpine has defaulted in its obligation under the Convertible Notes Indenture as alleged by Harbert and the Trustee, and if such a default were found to be material and not to have been cured, then all of the Convertible Notes would become immediately due and payable at the election of the holders. Moreover, such acceleration under the Convertible Notes Indenture would constitute a default under other debt obligations of Calpine.

     A  major  power  company,   Calpine  Corporation   supplies  customers  and
communities with electricity from clean, efficient, natural gas-fired and geothermal power plants. Calpine owns, leases and operates integrated systems of plants in 21 U.S. states and in three Canadian provinces and is building a plant in Mexico. Calpine was founded in 1984. It is publicly traded on the New York Stock Exchange under the symbol CPN. For more information, visit http://www.calpine.com.

     This news release discusses certain matters that may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Calpine Corporation ("the Company") and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results including the risks identified from time-to-time in the Company's reports and registration statements filed with the SEC, including the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2004, and in its Quarterly Report on Form 10-Q for the three months ended September 30, 2005, which can also be found on the Company's website at www.calpine.com. All information set forth in this news release is as of today's date, and the Company undertakes no duty to update this information.